   United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: April 23, 2004

Commission File Number: 000-28767

Gaofeng Gold Corp.
(Formerly Anza Innovations, Inc.)

Nevada             88-0403070
(Jurisdiction of Incorporation)    (I.R.S. Employer Identification No.)

4539 Voltaire, San Diego, CA             92107
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:       858.336.8914

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.
Item 5. Other Events. None.

Item 6. Changes of Registrant's Directors. On April 20, 2004, at a meeting of the Board of Directors, the sole Officer and Director of Gaofeng Gold Corp, Kevin A. Polis, appointed Frank C. Mashburn to the Board of Directors of the Company, and as Vice President of Business Development.

Mr. Mashburn is a Senior Corporate Executive with experience in the development, financing and management of start-up and operating private and public companies. He has developed and managed large mining, energy, waste management and telecommunications companies and projects, some valued at one to two billion dollars, in North America and internationally. Mr. Mashburn served as the Chairman and CEO of Inspire Mining Corporation during preparations to develop several large mineral properties in North America. Presently, Mr. Mashburn is CEO of FMA, Inc. Mr. Mashburn has developed strategic relationships for a company in the mining, energy and telecommunications industries.

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Item 7. Exhibits. None

Item 8. Change in Fiscal Year. None

Item 9. Regulation FD Disclosure.    None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code    of Ethics.    None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
           None

Item 12. Results of Operations and Financial Condition.    None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Gaofeng Gold Corp..

by

Dated: April 20, 2004

/s/ Kevin A. Polis
Kevin A. Polis
Sole Officer & Director

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EXHIBIT

Consent of Auditor